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PRICEWATERHOUSECOOPERS

                                        PricewaterhouseCoopers LLP
                                        400 Campus Drive
                                        P.O. Box 988
                                        Florham Park NJ 07932
                                        Telephone (973) 236 4000
                                        Facsimile (973) 236 5000



December 9, 1998



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read the statements made by Roberts Pharmaceutical Corporation (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 or Form 8-K, as part of the Company's Form 8-K report for the month of December, 1998. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,


/s/ Pricewatercoopers LLP
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PricewaterhouseCoopers LLP


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